                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        AMERICAN WATER WORKS COMPANY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 2001

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of American Water Works Company, Inc. will be held at The Mansion on Main Street, Kresson & Evesham Roads, Voorhees, New Jersey, on Thursday, May 3, 2001, at 10:00 A.M. EDST, for the following purposes:

        1. To elect five directors to serve for a three-year term expiring in 2004;

        2. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

        3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only holders of voting stock of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors,

                                     W. TIMOTHY POHL
                                     GENERAL COUNSEL AND SECRETARY

Voorhees, New Jersey
March 28, 2001

                               YOUR VOTE IS
    IMPORTANT!
    USING THE INTERNET OR TELEPHONE, YOU CAN VOTE ANYTIME,
    24 HOURS A DAY, UP UNTIL 5:00 P.M. EDST ON WEDNESDAY,
    MAY 2, 2001. OR, IF YOU PREFER, YOU CAN RETURN THE ENCLOSED
    PAPER PROXY IN THE ENVELOPE PROVIDED (TO WHICH NO POSTAGE
    NEEDS TO BE AFFIXED IF MAILED IN THE UNITED STATES). PLEASE
    DO NOT RETURN THE ENCLOSED PAPER PROXY IF YOU ARE VOTING
    USING THE INTERNET OR TELEPHONE.

                       AMERICAN WATER WORKS COMPANY, INC.
                              1025 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  856-346-8200

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of shareholders of the Company on Thursday, May 3, 2001, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Shareholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. Shareholders also may vote electronically or telephonically by following the instructions on the enclosed form of proxy. Fleet National Bank, the Company's stock agent, is tabulating the votes cast for the meeting and will count the last vote received from a shareholder, whether by ballot, proxy, telephone or electronically through the Internet. This Notice of Meeting and Proxy Statement and the enclosed form of proxy are being mailed beginning March 28, 2001 to the holders of all voting securities.

    The presence in person or representation by proxy of shareholders entitled to cast a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter.

    The close of business on March 5, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 98,964,185 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. The members of each class are elected to serve three-year terms with the terms of office of each class ending in successive years. Henry G. Hager, Frederick S. Kirkpatrick, Gerald C. Smith, Anthony P. Terracciano and Marilyn Ware are the nominees for election to the Board of Directors as directors to serve until the year 2004 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors of the Company.

    All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by the proxy cards may be voted for a substitute nominee designated by the Board of Directors, unless an instruction to the contrary is indicated on the proxy card.

    Shareholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each shareholder may cast as many votes as such shareholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected, namely five, and such shareholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or among any two or more of them. A shareholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such shareholder's votes are to be cumulated.

    Unless a shareholder specifically exercises his or her cumulative voting rights, such shareholder's votes may be distributed among the nominees (other than those from whom the shareholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees. Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) NOMINEES AS DIRECTORS OF THE COMPANY FOR A TERM TO EXPIRE IN 2004.

    Based on information as of March 5, 2001, the following describes the age, position with the Company, principal occupation and business experience during the past five years, and other directorships of each nominee and of each director whose term of office continues after the annual meeting.

         NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 2004

                          HENRY G. HAGER, age 66, became a director of the Company in
[PHOTO]                   1986. He is a member of the Executive and Corporate
                          Governance Committees. Prior to his retirement, he was
                          President of Insurance Federation of Pennsylvania, Inc. from
                          January, 1985 to December, 1999. He was a partner in the law firm of Stradley, Ronon, Stevens & Young from November, 1993 to December, 1999. Mr. Hager is a director of
                          HealthAxis, Inc.

                          FREDERICK S. KIRKPATRICK, age 56, became a director of the
[PHOTO]                   Company in 1999. He is a member of the Audit and
                          Compensation and Management Development Committees. He is
                          Vice Chairman and Chief Executive Officer of MFO Management
                          Company, a private, family-owned financial services company.

                          GERALD C. SMITH, age 66, became a director of the Company in
[PHOTO]                   1998. He is a member of the Corporate Governance Committee.
                          Prior to his retirement, he was a Vice President of the
                          Company from May, 1991 to December, 1999. In addition, he
                          was Senior Vice President-Operations from July, 1991 to
                          February, 1999 of American Water Works Service
                          Company, Inc., the service subsidiary of the Company. During his 47-year career, he held numerous positions with other
                          subsidiaries of the Company.

                          ANTHONY P. TERRACCIANO, age 62, became a director of the
[PHOTO]                   Company in 1997 and has been Vice Chairman of the Board of
                          Directors of the Company since May, 1998. He is a member of the Executive, Corporate Governance and Finance Committees.
                          He has been Chairman of the Dime Corporation since July,
                          2000. Prior to his retirement, he was President of First
                          Union Corporation from January, 1996 to January, 1998.
                          Mr. Terracciano is a director of Dime Corporation.

                          MARILYN WARE, age 57, became a director of the Company in
[PHOTO]                   1982 and has been Chairman of the Board of Directors of the
                          Company since May, 1988. She is a member of the Executive
                          Committee. She also serves as Chief Executive Officer of the
                          Ware Family Offices. Ms. Ware is a director of CIGNA
                          Corporation and IKON Office Solutions.

                                    DIRECTORS WHOSE TERM WILL EXPIRE IN 2002

                          J. JAMES BARR, age 59, became a director of the Company in
[PHOTO]                   1997. He is a member of the Executive Committee. He has been
                          President and Chief Executive Officer of the Company since
                          March, 1998 and was Acting President and Chief Executive
                          Officer of the Company from November, 1997 to March, 1998.
                          He was Vice President and Treasurer of the Company prior
                          thereto. In addition, he has been Chairman of the Board of
                          Directors and President since March, 1998 of American Water
                          Works Service Company, Inc., the service subsidiary of the
                          Company. He was Senior Vice President-Financial Services of
                          American Water Works Service Company, Inc. prior thereto.

                          ELIZABETH H. GEMMILL, age 55, became a director of the
[PHOTO]                   Company in 1983. She is a member of the Compensation and
                          Management Development and Corporate Governance Committees.
                          She is the Chairman of the Board of Philadelphia University.
                          She was Vice President and Secretary of Tasty Baking Company
                          from February, 1988 to March, 1999. Ms. Gemmill is a
                          director of Universal Display Corporation and Philadelphia
                          Consolidated Holding Corp.

                          NANCY WARE WAINWRIGHT, age 64, became a director of the
[PHOTO]                   Company in 1984. She is a member of the Executive and
                          Corporate Governance Committees. She is Chairman and Chief
                          Executive Officer of the Catlin Foundation.

                          PAUL W. WARE, age 54, became a director of the Company in
[PHOTO]                   1990. He also served as a director of the Company from 1982 to 1986. He is a member of the Compensation and Management
                          Development and Finance Committees. Prior to his retirement in August, 1998, Mr. Ware was Chairman of Penn Fuel
                          Gas, Inc., a gas distribution company.

                          WILLIAM S. WHITE, age 63, became a director of the Company
[PHOTO]                   in 1999. He is Chairman, President and Chief Executive
                          Officer of the Charles Stewart Mott Foundation, a private
                          charitable foundation. He also is Chairman of U. S. Sugar
                          Corporation.

                                    DIRECTORS WHOSE TERM WILL EXPIRE IN 2003

                          WILLIAM O. ALBERTINI, age 57, became a director of the
[PHOTO]                   Company in 1990. He is a member of the Audit, Compensation and Management Development and Finance Committees. Prior to
                          his retirement, he was Executive Vice President and Chief
                          Financial Officer from August, 1997 to April, 1999 of Bell
                          Atlantic Global Wireless, Inc., a provider of wireless
                          communication services, and Executive Vice President and
                          Chief Financial Officer from February, 1995 to August, 1997 of Bell Atlantic Corporation, a provider of
                          telecommunication services. Mr. Albertini is a director of
                          BlackRock Funds and Triumph Group, Inc.

                          RHODA W. COBB, age 61, became a director of the Company in
[PHOTO]                   1999. She also served as a director of the Company from 1976 to 1993. She is a member of the Audit and Finance
                          Committees. She is a homemaker and President of the Cobb
                          Foundation.

                          RAY J. GROVES, age 65, became a director of the Company in
[PHOTO]                   1998. He is a member of the Audit and Finance Committees. He has been Chairman of Legg Mason Merchant Banking, Inc. since
                          March, 1995. Mr. Groves is a director of Allegheny
                          Technologies Incorporated, Boston Scientific Corporation,
                          Electronic Data Systems Corporation, Marsh & McLennan
                          Companies, Inc., and The New Power Company.

                          ROSS A. WEBBER, age 66, became a director of the Company in
[PHOTO]                   1986. He is a member of the Executive and Audit Committees.
                          He is Professor Emeritus of Management at The Wharton School
                          at the University of Pennsylvania and a private consultant on general management development. Mr. Webber is a director of Arcadis, N.V.

                          HORACE WILKINS, JR., age 50, became a director of the
[PHOTO]                   Company in 1996. He is a member of the Compensation and
                          Management Development and Corporate Governance Committees.
                          Prior to his retirement, he was President-Special Markets
                          from October, 1998 to October, 2000 of SBC
                          Telecommunications, Inc., a provider of telecommunication
                          services. He was Regional President-South Texas from August,
                          1996 to October, 1998 and was President-Missouri from
                          December, 1992 to August, 1996 of Southwestern Bell
                          Telephone Company, a provider of telephone services.
                          Mr. Wilkins is a director of Cullen Frost National Bank.

    Marilyn Ware and Paul W. Ware are sister and brother. Rhoda W. Cobb and Nancy Ware Wainwright are sisters and are cousins of Marilyn Ware and Paul W. Ware.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Attendance at meetings of the Board of Directors and committees of the Board by directors averaged 95% during 2000. All directors attended 79% or more of their scheduled meetings of the Board of Directors and committees of the Board of which they were members. There were six meetings of the Board of Directors during 2000.

    The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Finance Committee. Membership of the committees as of the record date of March 5, 2001 is listed at the beginning of the description of each committee.

    MEMBERS OF THE EXECUTIVE COMMITTEE: Marilyn Ware (Chairman), J. James Barr, Henry G. Hager, Anthony P. Terracciano, Nancy Ware Wainwright, Ross A. Webber and William S. White. The Executive Committee exercises all the powers of the Board of Directors when the Board is not in session, except as otherwise provided by Delaware law and the Company's by-laws. There were five meetings of the Board's Executive Committee during 2000.

    MEMBERS OF THE AUDIT COMMITTEE: Ray J. Groves (Chairman), William O. Albertini, Rhoda W. Cobb, Frederick S. Kirkpatrick and Ross A. Webber. The Audit Committee recommends to the Board of Directors the independent accountants to audit the books and accounts of the Company. The Audit Committee met with the Company's independent accountants and the Company's officers six times during 2000 to review the scope of the audit to be performed, approve the fee to be paid for the audit and review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices.

    MEMBERS OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE: Horace Wilkins, Jr. (Chairman), William O. Albertini, Elizabeth H. Gemmill, Frederick
S. Kirkpatrick and Paul W. Ware. The Compensation and Management Development Committee met six times during 2000 to evaluate and report to the Board of Directors concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the compensation to be paid to the President and Chief Executive Officer.

    MEMBERS OF THE CORPORATE GOVERNANCE COMMITTEE: Henry G. Hager (Chairman), Elizabeth H. Gemmill, Gerald C. Smith, Anthony P. Terracciano, Nancy Ware Wainwright and Horace Wilkins, Jr. The Corporate Governance Committee recommends to the Board of Directors the slate of director-nominees to stand for election each year at the annual meeting of shareholders and, in the event of interim vacancies, candidates to fill such vacancies on the Board of Directors. The Corporate Governance Committee also evaluates and reports to the Board of Directors on the effectiveness of the Board and its committee system and the compensation and benefit program for directors. The Corporate Governance Committee met three times during 2000.

    The Corporate Governance Committee will consider nominees for the Board of Directors suggested by shareholders. Such suggestions for the annual meeting of shareholders in 2002 must be in writing and delivered to the General Counsel and Secretary of the Company by December 28, 2001.

    MEMBERS OF THE FINANCE COMMITTEE: William O. Albertini (Chairman), Rhoda W. Cobb, Ray J. Groves, Anthony P. Terracciano, Paul W. Ware and William S. White. The Finance Committee met five times during 2000 to assist management and the Board of Directors in evaluating matters such as acquisitions, divestitures, joint ventures and partnerships, to advise management and make recommendations to the Board of Directors relative to the various financial policies and programs of the Company, and to review and monitor the funding, asset allocation and investment performance of the Company's group benefit and retirement plan assets.

                             DIRECTOR REMUNERATION

    The amounts paid to directors who are not associates of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board of Directors are as follows: (i) each director receives a retainer of $30,000 per year plus a fee of $1,500 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $5,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Finance Committee each receive an additional retainer of $1,500 per year, and each member of these committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board of Directors receives an additional annual retainer of $150,000. Directors who are associates of the Company or one of its subsidiaries do not receive retainers or attendance fees.

    Each non-associate director may elect to defer receipt of all or part of his or her retainer and attendance fees under the Company's Director Deferred Compensation Plan. A director's deferred compensation account is unfunded. It is payable in a lump sum or in up to ten annual installments at the director's prior election.

    Under the 2000 Stock Award and Incentive Plan, directors who are not associates of the Company or one of its subsidiaries receive an annual deferred Company Common Stock grant of 425 shares per year, which shares will be paid (together with dividend equivalents) in a lump sum in January following the year of retirement from the Board of Directors or, at his or her prior election, in up to 10 annual installments commencing on such date.

                          STOCK OWNERSHIP INFORMATION

    The following table sets forth information as of March 5, 2001 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees and continuing directors, (ii) the six most highly compensated executive officers and (iii) all nominees, continuing directors and executive officers of the Company as a group. If a nominee, continuing director or executive officer owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees, continuing directors and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or (ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                                        AMOUNT AND NATURE
                                                     OF BENEFICIAL OWNERHSIP
                            --------------------------------------------------------------------------
                             SOLE VOTING    SHARED VOTING   ACQUIRABLE   SHARES OWNED BY
  NAME OF INDIVIDUAL OR     OR INVESTMENT   OR INVESTMENT   WITHIN 60    SPOUSE AND MINOR                PERCENT
NUMBER OF PERSONS IN GROUP    POWER(1)        POWER(2)       DAYS (3)      CHILDREN(2)        TOTAL      OF CLASS
--------------------------  -------------   -------------   ----------   ----------------   ----------   --------
William O. Albertini.....        13,613                                                         13,613        *
J. James Barr............       743,291                        47,733          1,018           792,042        *
Rhoda W. Cobb............         6,000          360,000                       3,000           369,000        *
Elizabeth H. Gemmill.....        47,309        2,083,112                                     2,130,421      2.1%
Ray J. Groves............         4,253            4,253                                                      *
Henry G. Hager...........         8,000                                       15,548            23,548        *
Frederick S.
  Kirkpatrick............        10,000        4,769,720                                     4,779,720      4.8%
Gerald C. Smith..........        42,369                         6,658             71            49,098        *
Anthony P. Terracciano...        64,000                                                         64,000        *
Nancy Ware Wainwright....         6,824          501,105                                       507,929        *
Marilyn Ware.............     4,911,667        4,870,170                                     9,781,837      9.9%
Paul W. Ware.............        17,090          809,376                                       826,466        *
Ross A. Webber...........         3,886                                          200             4,086        *
William S. White.........        10,000        7,750,795                                     7,760,795      7.8%
Horace Wilkins, Jr.......         1,905                                                          1,905        *
Joseph F. Hartnett, Jr....        9,994                         8,817                           18,811        *
Daniel L. Kelleher.......        23,787                        15,667                           39,454        *
W. Timothy Pohl..........        15,682                        12,742                           28,424        *
Robert D. Sievers........         9,189                         8,817                           18,006        *
Ellen C. Wolf............         1,173                        20,217            200            21,590        *
All nominees, continuing
  directors and executive
  officers as a group (20
  persons)...............     5,950,032       15,577,182      120,651         20,037        21,667,902     21.9%

------------------------

*   Represents holdings of less than one percent.

------------------------

SEE FOOTNOTES 1, 2 AND 3 ON PAGE 9

(1) Does not include shares of the Company's Common Stock to be credited during 2001 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

(2) Cobb Foundation, a charitable trust of which Rhoda W. Cobb is a trustee, owns 360,000 shares of the Common Stock of the Company. Catlin Foundation, a charitable trust of which Nancy Ware Wainwright is a trustee, owns 501,105 shares of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn Ware and Paul W. Ware are directors, owns 797,376 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is the Managing Trustee, owns 615,000 shares of the Common Stock and 200 shares of 5% Cumulative Preferred Stock of the Company.

   Frederick S. Kirkpatrick and William S. White are trustees of a trust which owns 4,769,720 shares of the Common Stock of the Company, the beneficiaries of which are relatives of Mr. White.

   As the trustees or directors of these non-profit organizations and the beneficial trust have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations and the beneficial trust are shown opposite the name of the respective nominee, continuing director or executive officer, but such shares are reported only once in the total for nominees, continuing directors and executive officers as a group. The respective nominees, continuing directors and executive officers deny beneficial ownership of such shares.

   The nominees, continuing directors and executive officers also deny beneficial ownership of shares owned by their spouses and minor children.

(3) Reflects the number of shares that could be purchased by the exercise of options within 60 days of March 5, 2001.

    None of the nominees, continuing directors or executive officers has any material interest in any other stock of the Company or its subsidiaries.

    Based upon information available to the Company as of March 5, 2001, the following person beneficially owns more than 5% of the Company's Common Stock.

                                              AMOUNT AND NATURE
                                           OF BENEFICIAL OWNERSHIP
                                        -----------------------------
                                         SOLE VOTING    SHARED VOTING
           NAME AND ADDRESS             OR INVESTMENT   OR INVESTMENT   PERCENT
         OF BENEFICIAL OWNER                POWER           POWER       OF CLASS
         -------------------            -------------   -------------   --------
The Bessemer Group, Incorporated......    7,021,454          100          7.2%
100 Woodbridge Center Drive
Woodbridge, NJ 07095

    Based upon filings with the Securities and Exchange Commission, as of March 5, 2001 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Elizabeth H. Gemmill reported on Form 5 for 2000 one single sale of 814 shares of Common Stock by the trustee of her children's trusts that inadvertently was not reported earlier on Form 4.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. The operations of the Audit Committee are governed by a charter which has been adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as an Appendix. None of the members of the Audit Committee have any relationship to the Company that may interfere with the exercise of their independence from management and the Company.

    Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with PricewaterhouseCoopers LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. Acting on the recommendation of the Audit Committee, the Board of Directors, has appointed, subject to shareholder ratification, PricewaterhouseCoopers LLP as the Company's independent auditors to audit the books and accounts of the Company at the close of the current fiscal year.

              AS SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

Ray J. Groves, CHAIRMAN
William O. Albertini           Frederick S. Kirkpatrick
Rhoda W. Cobb                  Ross A. Webber

Dated: January 31, 2001

                         REPORT OF THE COMPENSATION AND
                        MANAGEMENT DEVELOPMENT COMMITTEE

OVERVIEW

    The Compensation and Management Development Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised entirely of independent non-associate directors. The Compensation Committee establishes the Company's compensation policy, subject to the concurrence of the Board of Directors, and is responsible for administering the compensation program for the Company's executives.

    The Compensation Committee endeavors to ensure that the Company's executive compensation program enables the Company to attract, retain, motivate and reward the talented executives it needs. Consistent with this objective, it is the policy of the Compensation Committee that the total compensation opportunity available to executives should be competitive with the median remuneration received by those in positions of similar responsibilities in other comparable companies, with the opportunity for above median remuneration for superior performance. To this end, the Compensation Committee retains independent compensation consultants to periodically study the Company's compensation program for executives, collect and analyze competitive compensation data, and make recommendations consistent with the Company's compensation policy.

    The Compensation Committee makes executive compensation decisions on the basis of total remuneration, rather than on separate free-standing components. The Compensation Committee has sought to create an integrated total remuneration program structured to balance appropriately short- and long-term financial and strategic goals. A significant amount of total pay for executives is comprised of at-risk pay to align executive interests with shareholder interests and directly tie compensation to performance.

    The compensation program for executives is comprised of base salary, an annual incentive opportunity and a long-term incentive opportunity.

BASE SALARY

    The President and Chief Executive Officer, with the concurrence of the Compensation Committee, annually sets the salary within the designated salary band for each executive other than himself based on the responsibilities and achievements of each such executive.

    The Compensation Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band for the President and Chief Executive Officer on the basis of merit. This evaluation of merit involves, among other things, an analysis of (i) the Company's financial performance,
(ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water management industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries, and (iii) the implementation of the Company's strategic plan.

    Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of
(i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Compensation Committee has not adopted a formula relationship between changes in the Company's financial performance and changes in the level of base salary for the President and Chief Executive Officer. Similarly, because of the varied subjective considerations involved, the Compensation Committee does not evaluate on a formula basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water management industry or in expanding the Company's water service operations.

ANNUAL INCENTIVE COMPENSATION

    The Company maintains an annual incentive program to provide an opportunity for executives and other key associates of the Company and its subsidiaries to earn an annual cash incentive award for achieving financial and operational goals, including an important emphasis on customer service for executives employed by the Company's utility subsidiaries. The financial goals for 2000 were generally based on the achievement of "economic profit," which the Compensation Committee believes is linked closely to the creation of shareholder value. "Economic profit" is determined by subtracting a charge for capital (debt and equity) from net operating profit after tax. Operational goals were generally based on customer service objectives that were premised on delivering at all times high quality water at adequate pressures to water service customers and responding promptly to customer service and billing inquiries. Other operational goals were based on an evaluation of each participant's individual performance. The exact amount of an award depends on the performance of the Company and of the participant. Annual incentive awards made to executives for 2000 are shown in the Summary Compensation Table of this Proxy Statement.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentive opportunities were provided to key executives in 2000 through a balanced mixture of performance cycle awards and stock options. For the performance cycle beginning in 2000 and ending in 2002 and for the performance cycle beginning in 2001 and ending in 2003, the Compensation Committee has approved the granting of stock options to the plan participants equal to 50% of the potential target award under the long-term incentive program. The remaining 50% will be paid at the end of the plan cycles, provided that the goals for Earnings Per Share Growth and Total Return to Shareholders have been met. The remaining 50% will be paid as follows: 75% in restricted shares of Common Stock and 25% in cash.

    The Compensation Committee introduced stock options as a component of the Company's long-term incentive compensation program in 2000 following shareholder approval of the 2000 Stock Award and Incentive Plan. Stock options have a fair market value exercise price when granted and will result in a reward for participants only in the event of Common Stock appreciation. The Compensation Committee believes that stock options will enhance the Company's ability to compete for executive talent in the marketplace and will further align the interests of executives with shareholders. To provide further emphasis on shareholder value creation, the Compensation Committee converted unpaid outstanding performance cycle awards for 1998-2000 and 1999-2001 into stock options with a fair market value exercise price.

INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to certain executives in excess of $1 million will not be deductible for purposes of corporate income tax unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Compensation Committee intends to continue reliance on performance-based compensation programs. Such programs will be intended to fulfill future corporate business objectives. The Compensation Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of
Section 162(m) with respect to the deductibility of compensation paid. The Compensation Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

                AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                      AND MANAGEMENT DEVELOPMENT COMMITTEE

Horace Wilkins, Jr., CHAIRMAN
William O. Albertini           Frederick S. Kirkpatrick
Elizabeth H. Gemmill           Paul W. Ware

Dated: January 3, 2001

                               PERFORMANCE GRAPH

    The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and (iii) the Standard & Poor's Utilities Stock Index ("S&P Utilities Index").

    The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. The calculations exclude trading commissions and taxes. Total shareholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
American Water Works     100     110     150     191     124     178
S&P                      100     123     164     211     255     234
S&P Utilities            100      97     123     141     129     212

American
  Water Works         $100       $110       $150       $191       $124       $178
S&P 500               $100       $123       $164       $211       $255       $234
S&P Utilities         $100       $ 97       $123       $141       $129       $212

                            MANAGEMENT REMUNERATION

    The following table sets forth the annual compensation paid to each of the Company's six most highly compensated executive officers (the "Named Executive Officers") for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                       ----------------------------------
                                                                               AWARDS            PAYOUTS
                                                                       -----------------------   --------
                                                                                    SECURITIES
                                           ANNUAL COMPENSATION         RESTRICTED     UNDER-
     NAME OF EXECUTIVE OFFICER        ------------------------------     STOCK        LYING        LTIP        ALL OTHER
       AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     AWARDS(1)     OPTIONS     PAYOUTS    COMPENSATION(2)
     -------------------------        --------   --------   --------   ----------   ----------   --------   ---------------
J. James Barr ......................    2000     $562,008   $167,700    $      0      143,200    $     0       $296,431
  President and Chief Executive         1999      489,492    146,529      77,862           --     25,192          6,481
  Officer of the Company                1998      402,917    144,897     126,382           --     24,012          6,109

Ellen C. Wolf ......................    2000      329,167     87,469           0       60,650          0          9,125
  Vice President and Chief Financial    1999      321,008     46,518      12,491           --      4,038            500
  Officer of the Company                1998           --         --          --           --         --             --

Daniel L. Kelleher .................    2000      279,167     56,637           0       47,000          0          7,883
  Senior Vice President, American       1999           --         --          --           --         --             --
  Water Works Service Company, Inc.     1998           --         --          --           --         --             --

W. Timothy Pohl ....................    2000      205,833     34,387           0       38,225          0          7,792
  General Counsel and Secretary of      1999      196,875     37,734      26,613           --      8,606          7,988
  the Company                           1998      188,792     30,839      39,208           --      7,452          7,338

Joseph F. Hartnett, Jr .............    2000      190,000     25,283           0       26,450          0          7,758
  Treasurer of the Company              1999      185,833     31,185      14,506           --      4,694          8,041
                                        1998      180,000     30,839      32,422           --      6,160          7,413

Robert D. Sievers ..................    2000      175,833     29,745           0       26,450          0          7,313
  Comptroller of the Company            1999      161,667     31,185      10,899           --      3,527          7,473
                                        1998      150,000     30,839      32,422           --      6,160          6,754

------------------------

(1) Dollar values of restricted shares of Common Stock awards are based on market price at the time of grant. The aggregate number of shares of restricted stock held and their value as of December 31, 2000 for the executives were as follows: Mr. Barr--15,021 shares / $441,317;
    Ms. Wolf--651 shares / $19,126; Mr. Kelleher--8,250 shares / $242,385;
    Mr. Pohl--6,155 shares / $180,834; Mr. Hartnett--3,380 shares / $99,304; and
    Mr. Sievers--4,510 shares / $132,504. Dividends are paid on the restricted shares of Common Stock at the same time and rate as dividends are paid to holders of unrestricted shares of Common Stock.

(2) Dollar values of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees. In addition, included in Mr. Barr's total for 2000 is payment of his Stay Incentive Award in the amount of $289,920. A copy of that Award was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for 1997. The foregoing description is qualified in its entirety by reference to such exhibit.

                    STOCK OPTION GRANTS IN 2000 FISCAL YEAR

    The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 2000 and the present value of these options on their grant date.

                               INDIVIDUAL GRANTS

                                      NUMBER OF     PERCENT OF
                                     SECURITIES    TOTAL OPTIONS
                                     UNDERLYING     GRANTED TO                                 GRANT DATE
                                       OPTIONS     EMPLOYEES IN    EXERCISE OR   EXPIRATION     PRESENT
               NAME                  GRANTED (1)    FISCAL YEAR    BASE PRICE       DATE       VALUE (2)
               ----                  -----------   -------------   -----------   -----------   ----------
J. James Barr......................     143,200         17.8%        $22.560     May 4, 2010    $840,713
Ellen C. Wolf......................      60,650          7.5          22.560     May 4, 2010     356,070
Daniel L. Kelleher.................      47,000          5.8          22.560     May 4, 2010     275,932
W. Timothy Pohl....................      38,225          4.7          22.560     May 4, 2010     224,415
Joseph F. Hartnett, Jr.............      26,450          3.3          22.560     May 4, 2010     155,285
Robert D. Sievers..................      26,450          3.3          22.560     May 4, 2010     155,285

------------------------

(1) These options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expire ten years from the date of grant, subject to earlier termination in certain events, and vest in one-third annual increments commencing one year after the date of grant. These options contain a reload option feature. When the option's exercise price or the withholding taxes resulting on exercise of that option are paid with shares of Common Stock, a reload option is granted for the number of shares used to make that payment. The reload option has an exercise price equal to the fair market value of the Common Stock on the date the reload option is granted, is generally exercisable one year after the date of grant, and has a term expiring on the expiration date of the original option.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
    (a) expected volatility of 31.21% based on the average of the one, three, five and seven year historical volatilities of the Common Stock on the dates of grant; (b) a risk-free rate of 6.58% based on the seven year Treasury bond rate on the date of grant; (c) a projected dividend yield of 3.99% based on the annual dividend rate in effect on the date of grant; (d) a seven year expected period to exercise; and (e) a forfeiture discount rate of 5% per annum during the vesting schedule for the option.

                      AGGREGATED OPTION EXERCISES IN 2000
                     AND 2000 FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information concerning the number and value of stock options held by the Named Executive Officers at December 31, 2000.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
J. James Barr..................          --         --            --       143,200           $0         $975,908
Ellen C. Wolf..................          --         --            --        60,650            0          413,330
Daniel L. Kelleher.............          --         --            --        47,000            0          320,305
W. Timothy Pohl................          --         --            --        38,225            0          260,503
Joseph F. Hartnett, Jr.........          --         --            --        26,450            0          180,257
Robert D. Sievers..............          --         --            --        26,450            0          180,257

------------------------

(1) Values are calculated by subtracting the exercise price from the closing price of Common Stock on the New York Stock Exchange on December 29, 2000 (the last trading day of the 2000 fiscal year), which was $29.375.

    The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") that has been amended from time to time, primarily to reflect changes in federal tax law. Substantially all associates of the Company and its subsidiaries who are not included in a bargaining unit may participate in the ESOP beginning on the January 1 next following his or her date of hire. The Company also maintains a Savings Plan for Employees. The Savings Plan was established in 1993. Substantially all associates of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 5, 2001, the ESOP and Savings Plan together held 3.3% of the Company's Common Stock.

                                  PENSION PLAN

    The following table shows the approximate annual retirement benefits that will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

                                               YEARS OF SERVICE
FINAL AVERAGE           ---------------------------------------------------------------
REMUNERATION               15         20         25         30         35         40
-------------           --------   --------   --------   --------   --------   --------
      $150,000          $ 45,689   $ 60,918   $ 76,148   $ 81,398   $ 86,648   $ 91,898
       200,000            62,189     82,918    103,648    110,648    117,648    124,648
       250,000            78,689    104,918    131,148    139,898    148,648    157,398
       300,000            95,189    126,918    158,648    169,148    179,648    190,148
       350,000           111,689    148,918    186,148    198,398    210,648    222,898
       400,000           128,189    170,918    213,648    227,648    241,648    255,648
       450,000           144,689    192,918    241,148    256,898    272,648    288,398
       500,000           161,189    214,918    268,648    286,148    303,648    321,148
       550,000           177,689    236,918    296,148    315,398    334,648    353,898
       600,000           194,189    258,918    323,648    344,648    365,648    386,648
       650,000           210,689    280,918    351,148    373,898    396,648    419,398

    The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan that covers substantially all associates, including the executive officers listed in the Summary Compensation Table on page 15. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries and annual cash bonuses paid to plan participants. Directors who are not also associates do not participate in the plan. Benefits under the plan are calculated as a percentage of the highest average remuneration during those 60 consecutive months of employment of the final 120 months of employment that yield the highest average. That percentage depends on the associate's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $140,000 per year. As of March 5, 2001, Mr. Barr, Ms. Wolf, Mr. Kelleher, Mr. Pohl, Mr. Hartnett and
Mr. Sievers have been credited with 39, 1, 27, 16, 8 and 24 years of service, respectively, under the plan.

    In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain associates of the Company and its subsidiaries, designated from time to time by the Board of Directors. Mr. Barr, Ms. Wolf, Mr. Kelleher, Mr. Pohl,
Mr. Hartnett and Mr. Sievers have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of the highest average remuneration during 36 consecutive months rather than 60 consecutive months of employment and (iii) provide additional years of service to those covered associates hired in mid-career.

    In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect associates who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the

"SRP"). The SRP is designed to provide benefits to certain key associates designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

             CHANGE IN CONTROL AGREEMENTS AND EMPLOYMENT AGREEMENT

    The Company has entered into a change in control agreement with each of the Named Executive Officers and certain officers of the Company's subsidiaries. The agreements provide that, if within three years after a Change in Control (as defined) of the Company an individual's employment terminates without Cause (as defined) or for Good Reason (as defined), such individual will receive certain severance benefits. The benefits include a lump sum cash payment equal to a multiple (three, two or one and one-half times depending on the level of senior management) of the sum of salary and target bonus; pro rata target bonus for the year of termination; accelerated vesting of supplemental retirement benefits, stock options and restricted or deferred stock awards; continued welfare benefits for 36, 24 or 18 months (depending on the level of senior management); and 36, 24 or 18 months (depending on the level of senior management) of additional age and service credit for purposes of calculating supplemental retirement benefits and retiree medical benefits. The agreements also provide a tax gross-up feature so that such officers will be made whole for any excise taxes imposed on such payments.

    In connection with her commencement of employment, the Company entered into a two-year employment agreement with Ms. Wolf expiring May 25, 2001. Among other things, the agreement provides for a minimum annual base salary of $300,000, target annual and long term incentive opportunities of 20% and 30% of base salary midpoint, respectively, and participation in the Company's employee benefit plans. Upon termination without "cause" or resignation for "good reason" (as such terms are defined in the agreement), Ms. Wolf is entitled to severance equal to two times her then current base salary if such termination occurs before the first anniversary of the commencement date, and one year's base salary if such termination occurs after the first anniversary of the commencement date, plus an amount equal to the maximum percentage award to which she is then entitled under the Company's annual and long-term incentive programs, prorated to the date of termination. The severance amounts are payable in twelve monthly installments subject to compliance with certain restrictive covenants, including confidentiality, noncompetition and nonsolicitation.

                                 PROPOSAL NO. 2
                              RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Subject to ratification by shareholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. PricewaterhouseCoopers LLP acted as independent accountants for the Company for the fiscal year ending December 31, 2000. If the appointment of PricewaterhouseCoopers LLP is ratified, it is expected that PricewaterhouseCoopers LLP also will audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PricewaterhouseCoopers LLP, whose report on the Company's financial statements appears in the 2000 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if the representative desires to do so, and to respond to appropriate questions from shareholders.

    The fees billed during 2000 by PricewaterhouseCoopers LLP for services provided to the Company were as follows.

AUDIT FEES

    Fees for the calendar year 2000 financial statement audit and the reviews of Forms 10-Q are $924,028 of which an aggregate amount of $438,500 was billed through December 31, 2000. These fees include the cost of separate audits of 24 subsidiaries that are needed to meet indenture requirements. The audit work on the subsidiaries is relied upon by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by PricewaterhouseCoopers LLP during 2000 for financial information systems design and implementation.

ALL OTHER FEES

    Fees billed during 2000 for services rendered by PricewaterhouseCoopers LLP, other than for the services discussed above, were $1,350,572. These other fees included $427,809 to analyze and appeal assessed values of property subject to utility realty taxes, $318,332 for various tax services, $213,633 for services related to integrating the customer billing of acquired utility systems, and $157,972 for the audits of various benefit plans of which an aggregate amount of $66,262 was billed through December 31, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, telephone, telegram, facsimile, or in person. The Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Corporate Investor Communications, Inc. has been retained to assist in the solicitation of proxies at a fee of $5,500, plus reasonable out-of-pocket expenses.

                             SHAREHOLDER PROPOSALS

    Any shareholder who desires to submit a proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to its annual meeting of shareholders in 2002 must submit such proposal in writing to the Company by November 28, 2001. Such proposals should be directed to the General Counsel and Secretary of the Company.

                                FORM 10-K REPORT

    Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 2000 including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.

                                     By Order of the Board of Directors,
                                     W. TIMOTHY POHL
                                     GENERAL COUNSEL AND SECRETARY

    Dated: March 28, 2001

                                    APPENDIX
                       AMERICAN WATER WORKS COMPANY, INC.
                         CHARTER OF THE AUDIT COMMITTEE

ORGANIZATION

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The committee shall consider whether the provision of non-audit services by the independent auditors over the past year is compatible with maintaining the auditor's independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to the press release of quarterly financial results and the preparation and filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

    - The committee shall review prior to submission the Company's annual written affirmation, or earlier due to changes in the composition of the committee, to the New York Stock Exchange regarding: any determination that the Company's Board of Directors has made regarding the independence of directors; the financial literacy of the audit committee members; the determination that at least one of the audit committee members has accounting or related financial management expertise; and the annual review and reassessment of the adequacy of the Audit Committee Charter.

Adopted February 1, 2001

1210-PS-01

[Logo]
c/o EquiServe, P.O, Box 9396,
Boston, MA 02205-9398


VOTE BY TELEPHONE                       VOTE BY INTERNET
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--------------------------------------  ----------------------------------------

Follow these four easy steps:           Follow these four easy steps:

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2. Call the toll-free number            2. Go to the Website
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3. Enter your 14-digit Control Number   4. Follow the instructions provided.
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   your name.

4. Follow the recorded instructions.
--------------------------------------  ----------------------------------------

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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

   PLEASE NOTE THAT ALL VOTES CAST VIA THE TELEPHONE OR INTERNET MUST BE CAST
                      PRIOR TO 5:00 PM. EDST, MAY 2, 2001.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                                   DETACH HERE


  /X/  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.




 1. Election of Directors;              2.  Ratification of the appointment of
   (01) Henry G. Hager.                     PricewaterhouseCoopers LLP as
   (02) Frederick S. Kirkpatrick,           independent accountants.
   (03) Gerald C. Smith
   (04) Anthony P. Terracciano
   (05) Marilyn Ware

    For             Withheld                For      Against      Abstain
    all             from all                / /        / /          / /
    Nominees  / /   Nominees  / /


    / /_________________________        3.  In their discretion, upon other
       Withhold vote from the               matters as may properly come before
       nominees or cumulate vote as         the meeting.
       indicated on the above line.


                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                  "FOR" EACH PROPOSAL.


                                            MARK HERE FOR
                                            ADDRESS CHANGE
                                            AND NOTE TO LEFT    / /

                                        Please return your signed proxy at once
                                        in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

                                        Please date and sign below. If a
                                        joint account, each owner should sign.
                                        When signing in a representative
                                        capacity, please give title. Please sign here exactly as name is printed hereon.





  Signature:            Date:           Signature:            Date:

            DIRECTIONS TO THE 2001 AMERICAN WATER WORKS COMPANY, INC.
                                     ANNUAL
                MEETING TO BE HELD AT THE MANSION ON MAIN STREET

        FROM PHILADELPHIA/CENTER CITY: 30 minutes. Take Ben Franklin Bridge to Route 70 East. Follow Route 70 East to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

        FROM PHILADELPHIA INTERNATIONAL AIRPORT: 40 minutes. Take Walt Whitman Bridge to 42 South to 295 North. Follow to Exit 32 (Haddonfield, Voorhees, Gibbsboro). Turn right on Route 561. Follow 2 miles to Evesham
        Road. Turn left onto Evesham Road (Mobil Station on left). Follow 2 miles, turn right into Main Street Complex. Entrance is on left.

        FROM  NORTHEAST  PHILADELPHIA:  30  minutes.  Take Tacony
        Palmyra Bridge to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

        FROM NORTHERN NEW JERSEY/NEW YORK AREA: 1 hour and 15 minutes. Take New Jersey Turnpike South to Exit 4. Follow to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

        FROM DELAWARE/BALTIMORE AREA: 60 minutes. Delaware Memorial Bridge to 295 North. Follow to Exit 32 (Haddonfield, Voorhees, Gibbsboro). Turn right on Route
        561. Follow 2 miles to Evesham Road. Turn left onto Evesham Road (Mobil Station on left). Follow 2 miles, turn right into Main Street Complex. Entrance is on left.

        FROM  ATLANTIC  CITY:  50 minutes.  Take  Atlantic  City
        Expressway  to  Route  73  North  Exit  (Tacony  Palmyra
        Bridge). Proceed on Route 73 North, around Berlin Circle, go 2 miles. Turn left on Kresson Road. Follow to second light, Evesham Road. Turn left on Evesham Road and left into Main Street Complex. Entrance is on left.




--------------------------------------------------------------------------------
                                   DETACH HERE

                                      PROXY

                       AMERICAN WATER WORKS COMPANY, INC.

P       This Proxy is solicited by the Board of Directors of the Company for the Annual Meeting of Shareholders on May 3, 2001


          The undersigned, hereby revoking any contrary proxy previously given,
R hereby appoints J. James Barr and Marilyn Ware, and each of them, attorneys and proxies, with full power of substitution and revocation, to vote all of the shares of the undersigned in American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of shareholders of the Company on May 3, 2001, and at any adjournment
O thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some
X circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
Y BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 WITH THE DISCRETIONARY AUTHORITY DESCRIBED ABOVE.


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    SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
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